EXHIBIT 99.1

KCAP Financial, Inc. Announces Third Quarter 2013 Financial Results

NEW YORK, Nov. 7, 2013 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) announces its third quarter 2013 financial results.

Financial Highlights

  Net investment income for the three months ended September 30, 2013 was approximately $7.6 million, or $0.23 per share.

  KCAP Financial, Inc. declared a third quarter dividend of $0.25 per share.

  At September 30, 2013, the fair value of KCAP's investments totaled approximately $440.5 million.

  Net asset value per share of $7.96 as of September 30, 2013.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial Inc., noted, "While the credit markets continue to be relatively aggressive, we are nonetheless pleased with our results, especially the upward trajectory of net investment income, resulting in part from investing the excess cash we had on hand last quarter."

Operating Results

For the three months ended September 30, 2013, we reported total investment income of approximately $12.6 million, as compared to approximately $10.4 million, in the prior year period, an increase of 22%. Investment income from debt securities increased 4% to approximately $3.7 million from approximately $3.6 million. Dividends from investments in CLO fund securities decreased 7% from $5.8 million to $5.4 million, and dividends from our Asset Manager Affiliates increased 259% from $925,000 to $3.3 million. The decrease in CLO dividends is attributable to the acceleration of pre-payments in existing CLO funds that are past their reinvestment period, while the increase in dividends from the Asset Manager Affiliates is attributable to greater assets under management and incentive fees.

For the three months ended September 30, 2013, total expenses were higher by approximately $1.9 million as compared to the same period in 2012. This is primarily attributed to the increase in interest expense related to the average outstanding principal balance on our borrowings, and an increase in compensation and administrative fees.

Net investment income for the third quarter of 2013 and 2012 was approximately $7.6 million and $7.1 million, or $0.23 and $0.27 per share, respectively. Net realized and unrealized depreciation on investments for the third quarter of 2013 was approximately $7.3 million, as compared to net realized and unrealized appreciation on investments of $2.2 million for the same period in 2012.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $440.5 million as of September 30, 2013.

The composition of our investment portfolio at September 30, 2013 and December 31, 2012 at cost and fair value was as follows:

	September 30, 2013 (unaudited)			December 31, 2012
Security Type	Cost	Fair Value	%[1]	Cost	Fair Value	%[1]
Time Deposits	$ -	$ -	- %	$ 1,942,834	$ 1,942,834	1%
Money Market Account	9,055,634	9,055,634	3	30,543,824	30,543,824	15
Senior Secured Loan	186,686,207	179,395,497	68	67,874,565	60,258,885	29
Junior Secured Loan	44,327,364	41,309,810	16	49,646,273	33,486,956	17
Senior Unsecured Loan	20,000,000	20,000,000	8	-	-	-
First Lien Bond	2,939,165	2,556,300	1	2,928,762	3,000,000	1
Senior Subordinated Bond	1,037,667	1,061,901	-	2,729,088	2,735,881	1
Senior Secured Bond	1,519,751	1,537,500	1	-	-	-
Senior Unsecured Bond	10,830,904	11,338,900	4	10,798,463	11,185,000	5
CLO Fund Securities	101,346,359	82,152,488	31	90,146,410	83,257,507	40
Equity Securities	18,655,209	9,385,053	4	18,375,588	8,020,716	4
Preferred Stock	400,000	160,000	-	400,000	371,160	-
Asset Manager Affiliates	83,273,236	82,533,000	30	83,161,529	77,242,000	37

Total	$ 480,071,496	$ 440,486,083	166%	$ 358,547,336	$ 312,044,763	150%

[1] Calculated as a percentage of net asset value.

Liquidity and Capital Resources

As of September 30, 2013, we had unrestricted cash and money market balances of approximately $18.8 million, total assets of approximately $468.0 million and stockholders' equity of approximately $265.1 million. Our net asset value per common share was $7.96. As of September 30, 2013, we had $195.7 million of borrowings outstanding ($192.5 million net of discount) with a weighted average interest rate of approximately 5.1%.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Dividend

Generally, we seek to fund dividends to shareholders from current distributable earnings, primarily from net interest and dividend income generated by our investment portfolio and any distributions from our Asset Manager Affiliates (Trimaran Advisors and Katonah Debt Advisors). We announced a regular quarterly dividend of $0.25 per share for the quarter ended September 30, 2013. The record date for this dividend was October 8, 2013 and the dividend was paid on October 29, 2013. Tax characteristics of all dividends will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

We have adopted a dividend reinvestment plan that provides for reinvestment of dividends in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

We will hold a conference call on Friday, November 8, 2013 at 9:00 a.m. Eastern Standard Time to discuss our third quarter 2013 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Standard Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. on November 8, 2013 until 11:59 p.m. on November 15, 2013. The dial in number for the replay is (800) 585-8367 and the conference ID is 96644788.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Katonah Debt Advisors, L.L.C. and Trimaran Advisors, L.L.C., manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP FINANCIAL, INC.
BALANCE SHEETS
(unaudited)

	As of September 30, 2013	As of December 31, 2012
	(unaudited)
ASSETS
Investments at fair value:
Time deposits (cost: 2013 - $0; 2012 - $1,942,834)	$ —	$ 1,942,834
Money market account (cost: 2013 - $9,055,634; 2012 - $30,543,824)	9,055,634	30,543,824
Debt securities (cost: 2013 - $267,741,058; 2012 - $134,377,151)	257,359,908	111,037,882
CLO Fund securities managed by non-affiliates (cost: 2013 - $12,634,461; 2012 - $10,487,023)	4,445,290	3,725,924
CLO Fund securities managed by affiliates (cost: 2013 - $88,711,898; 2012 - $79,659,387)	77,707,198	79,531,583
Equity securities (cost: 2013 - $18,655,209; 2012 - $18,375,587)	9,385,053	8,020,716
Asset manager affiliates (cost: 2013 - $83,273,236; 2012 - $83,161,529)	82,533,000	77,242,000
Total investments at fair value (cost: 2013 - $480,071,496; 2012 - $358,547,336)	440,486,083	312,044,763
Cash	9,721,704	738,756
Restricted cash	5,999,041	—
Interest receivable	2,074,680	697,349
Accounts receivable	3,325,054	2,210,869
Other assets	6,406,360	3,568,736

Total assets	$ 468,012,922	$ 319,260,473

LIABILITIES
Convertible Notes	$ 49,008,000	$ 60,000,000
Retail Notes	41,400,000	41,400,000
Notes issued by KCAP Senior Funding I, LLC (net of discount: $3,139,780)	102,110,220	—
Payable for open trades	7,974,944	—
Accounts payable and accrued expenses	2,437,029	2,581,432
Dividend payable	—	7,403,382

Total liabilities	$ 202,930,193	$ 111,384,814

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 33,314,779 and 26,470,408 common shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	$ 331,955	$ 264,382
Capital in excess of par value	370,591,623	310,566,503
Accumulated undistributed net investment income	2,667,111	103,484
Accumulated net realized losses	(68,401,784)	(56,035,375)
Net unrealized depreciation on investments	(40,106,176)	(47,023,335)

Total stockholders' equity	$ 265,082,729	$ 207,875,659

Total liabilities and stockholders' equity	$ 468,012,922	$ 319,260,473

NET ASSET VALUE PER COMMON SHARE	$ 7.96	$ 7.85
See accompanying notes to financial statements.

KCAP FINANCIAL, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Investment Income:
Interest from investments in debt securities	$ 3,716,675	$ 3,570,141	$ 9,191,940	$ 8,743,045
Interest from cash and time deposits	12,183	511	19,920	3,919
Dividends from investments in CLO Fund securities managed by non-affiliates	281,571	530,420	1,029,236	1,408,124
Dividends from investments in CLO Fund securities managed by affiliates	5,109,417	5,258,554	15,147,600	13,901,079
Dividends from Asset Manager Affiliates	3,325,000	925,000	9,625,000	2,950,000
Capital structuring service fees	200,185	69,305	259,512	230,910

Total investment income	12,645,031	10,353,931	35,273,208	27,237,077

Expenses:
Interest and amortization of debt issuance costs	2,902,486	1,689,908	7,412,795	4,778,546
Compensation	1,205,864	385,323	3,225,986	2,407,034
Professional fees	391,735	713,784	1,686,707	1,876,115
Insurance	140,647	126,761	395,995	399,040
Administrative and other	433,594	305,060	1,453,150	1,000,145

Total expenses	5,074,326	3,220,836	14,174,633	10,460,880

Net Investment Income	7,570,705	7,133,095	21,098,575	16,776,197
Realized And Unrealized Gains (Losses) On Investments:
Net realized losses from investment transactions	(10,387,242)	(3,767,256)	(12,032,708)	(3,462,835)
Net change in unrealized appreciation (depreciation) on:
Debt securities	10,547,127	2,151,333	12,958,119	(2,846,934)
CLO Fund securities managed by non-affiliates	(239,837)	1,520,468	(1,428,072)	1,454,857
CLO Fund securities managed by affiliates	(2,529,499)	2,281,860	(10,876,896)	4,913,588
Equity securities	85,773	(1,260,133)	1,084,715	418,214
Asset Manager Affiliates investments	(4,806,105)	1,309,027	5,179,293	(5,690,582)

Total net change in unrealized appreciation (depreciation)	3,057,459	6,002,555	6,917,159	(1,750,857)

Realized and unrealized appreciation (depreciation) on investments	(7,329,783)	2,235,299	(5,115,549)	(5,213,692)

Realized losses on extinguishments of Convertible Notes	(333,701)	—	(333,701)	—
Net Increase (Decrease) In Net Assets Resulting From Operations	$ (92,779)	$ 9,368,394	$ 15,649,325	$ 11,562,505

Net Increase (Decrease) In Net Assets Resulting from Operations per Common Share:
Basic:	$ —	$ 0.35	$ 0.49	$ 0.45
Diluted:	$ —	$ 0.32	$ 0.49	$ 0.44
Net Investment Income Per Common Share:
Basic:	$ 0.23	$ 0.27	$ 0.66	$ 0.65
Diluted:	$ 0.22	$ 0.25	$ 0.65	$ 0.64

Weighted Average Shares of Common Stock Outstanding—Basic	33,312,328	26,668,701	31,887,711	25,860,510
Weighted Average Shares of Common Stock Outstanding—Diluted	33,326,934	33,881,913	31,903,230	25,873,247

See accompanying notes to financial statements.

KCAP-G

CONTACT:  KCAP Financial, Inc.
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kcapfinancial.com